Exhibit 10.37

                                    SUBLEASE


1.   PARTIES

     This Sublease dated this 17th day of June, 1999, is made between SIMIONE CENTRAL, INC. ("Sublessor" or "SCI") and Healthfield, Inc. ("Sublessee" or "HFI").

2.   MASTER LEASE

     Environmental Design International, LTD ("EDI") is the lessee under a written lease dated December 8, 1993, wherein Resurgens Plaza South Associates, L.P. ("Lessor") leased to EDI 8,771 r.s.f. of certain real property located in the City of Atlanta, County of Fulton, State of Georgia, at 6600 Powers Ferry Road, Suite 200, Atlanta, Georgia 30339. Said lease is herein referred to as the "EDI Master Lease" and is attached hereto as Exhibit A. On or about November 22, 1996 EDI entered into a sublease with SCI for the space covered by the EDI Master Lease, a copy of which is attached hereto as Exhibit B (the "EDI-SCI Subleased Premises" and the "EDI-SCI Sublease"). The Parties acknowledge that the current lessor of the 6600 Building and the EDI Master Lease, through assignment or as successor to Resurgens Plaza South Associates, LP, is Powers Ferry Landing West Realty Holding Company, Inc. and the term Lessor as used in this Sublease shall refer, as applicable, to Powers Ferry Landing West Realty Holding Company, Inc.

3.   PREMISES

     Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease, the EDI-SCI Subleased Premises.

4.   WARRANTY BY SUBLESSOR

     Sublessor warrants and represents to Sublessee that it has received no notice and has no knowledge that the EDI Master Lease has been amended or modified, and Sublessor warrants and represents that the EDI-SCI Sublease has not been amended or modified, and that Sublessor is not now, and as of the commencement of the Term hereof, will not be in default or breach of any of the provisions of the EDI-SCI Sublease or the EDI Master Lease, that Sublessor has no knowledge of any claim by Lessor that Sublessor or EDI is in default or breach of any of the provisions of the EDI Master Lease, and that, to the best of Sublessor's knowledge, neither Lessor nor EDI is now, and as of the commencement of the Term hereof, will not be in default or breach of any of the provisions of the EDI Master Lease or EDI-SCI Sublease.

5.   TERM

     The term of this Sublease shall commence on July 17, 1999 and end on the last day of the month of February, 2001, unless otherwise sooner terminated


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     in accordance with the provisions of this Sublease,  the EDI-SCI  Sublease, or the EDI Master Lease (the "Term"). Possession of the EDI-SCI Subleased Premises shall be delivered to Sublessee on the commencement of the Term and the EDI-SCI Subleased Premises shall be in substantially the same condition as they are in as of the date of this Sublease; subject to the foregoing, the EDI-SCI Subleased Premises are hereby leased to Sublessee on as "AS IS" basis, without requirement for any further improvement thereto on behalf of Sublessor.

6.   RENT

     Sublessee shall pay to Lessor as Base Rental, without deduction, set off, notice, or demand, at the office of Lessor, the sum set forth below, per month, in advance, on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial month shall be prorated on a per diem basis.

     July 1999 to February 2000                  $10,813.88
     March 2000 to February 2001                 $11,544.80

     In addition to the above, Sublessee shall also pay to Lessor Additional Rental and all other sums due Lessor under the EDI Master Lease or EDI-SCI Sublease during the Term to the extent that such Additional Rent is applicable to the EDI-SCI Subleased Premises and the Term.

7.   USE OF SUBLEASED PREMISES

     The EDI-SCI Subleased Premises shall be used and occupied only for general office purposes and for no other use or purpose.

8.   ASSIGNMENT AND SUBLETTING

     Sublessee shall not assign this sublease or further sublet all or any part of the EDI-SCI Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld (and the consent of EDI and Lessor, if such is required under the terms of the EDI-SCI Sublease or EDI Master Lease). Notwithstanding anything to the contrary, but otherwise subject to the terms of the EDI-SCI Sublease and EDI Master Lease, Sublessee shall have the right to sublet or assign all or any part of the EDI-SCI Subleased Premises to any Entity with which Sublessee is related through full or partial common control, ownership or management; provided, however, that Sublessee shall remain liable for its obligations under this Sublease.

9.   ADDITIONAL PROVISIONS

     To the extent of the EDI-SCI Subleased Premises, all applicable terms and conditions of the EDI-SCI Sublease and EDI Master Lease are incorporated


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     into and  made a part of this  Sublease  as if  Sublessor  were the  lessor thereunder, Sublessee the lessee thereunder, and the EDI-SCI Subleased Premises the Premises under said EDI-SCI Sublease and EDI Master Lease. Subject to the express terms of this Sublease, Sublessee assumes and agrees to perform SCI's obligations under the EDI-SCI Sublease during the Term to the extent that such obligations are applicable to the EDI-SCI Subleased Premises and the Term. Neither Sublessor not Sublessee shall commit or suffer any act or omission that will violate any of the provisions of the EDI-SCI Sublease or EDI Master Lease. Sublessor shall exercise due
     diligence  in   attempting  to  cause  EDI  and  Lessor  to  perform  their obligations under the EDI-SCI Sublease and EDI Master Lease for the benefit of Sublessee. If the EDI-SCI Sublease or EDI Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the EDI-SCI Sublease or EDI Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the EDI-SCI Sublease or EDI Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damages suffered as a result of such termination.

     It is expressly understood and agreed, however, that Sublessor may not be in the position to render any of the services or to perform any of the obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Lessor under the EDI Master Lease or EDI under the EDI-SCI Sublease, and that performance by Sublessor of its obligations hereunder is conditioned upon due performance by Lessor and EDI of their obligations under the EDI Master Lease and EDI-SCI Sublease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Lessor or EDI under the EDI Master Lease or EDI-SCI Sublease, but Sublessor agrees to exercise due diligence to insure that Lessor and EDI perform said obligations as above provided.

     Sublessor and Sublessee shall each promptly provide to the other any notice they give to or receive from Lessor or EDI under the EDI Master Lease or EDI-SCI Sublease, or any notice otherwise related to the EDI-SCI Subleased Premises.

     Contemporaneous with the execution of this Sublease, Sublessor and EDI shall also enter into any Landlord Agreement required by Sublessee's bank, Finova Capital Corporation. EDI, SCI, and HFI shall also reasonably cooperate one with the other with respect to any estoppel letters or related agreements reasonably required by any Parties' bank or other lender.

10.  ATTORNEY'S FEES

     If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.



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11.  NOTICES

     All notices and demands which may or are required or permitted to be given by any party to another hereunder shall be in writing. All notices and demands shall be sent by United States Mail, postage prepaid to the address hereinbelow, or to such other place as a party may from time to time designate in a notice to the others.

         To Sublessor:

                  Simione Central, Inc.
                  6600 Powers Ferry Road
                  Suite 100
                  Atlanta, Georgia  30339
                  Attention:  General Counsel

         To Sublessee:

                  Healthfield, Inc.
                  6666 Powers Ferry Road, Suite 328
                  Atlanta, Georgia  30339
                  Attention:  Corporate Counsel

         To EDI:

                  Environmental Design International, LTD
                  150 Interstate North Parkway, N.W.
                  Suite 200
                  Atlanta, Georgia  30339
                  Attention:  Joel Terry

12.  CONSENT BY EDI AND LESSOR

     EDI is only a party hereto for the purpose of granting its consent, and hereby consents to the foregoing Sublease without waiver or release of any rights of EDI under the EDI Master Lease, the EDI-SCI Sublease, or any obligations of SCI under said EDI-SCI Sublease. This Sublease is also subject to and contingent upon the consent of Lessor.

     IN WITNESS WHEREOF, we lay our hands the date above first written.

SIMIONE CENTRAL, INC.                       HEALTHFIELD, INC.



By: /s/                                     By:      /s/
    --------------------------              -------------------------------
Title: General Counsel                      Title: President and CEO



Consented to by:

ENVIRONMENTAL DESIGN INTERNATIONAL, LTD.


By:  /s/
    ---------------------------
Title: Business Operations Manager and Vice President




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